SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SJW CORPORATION

          GAMCO ASSET MANAGEMENT INC.
                       6/01/07          165,000-             *DO
                       4/25/07            1,200-           37.5567
                       4/20/07              200-           38.6400
                       4/20/07            1,500-           38.2547
                       4/13/07            1,000-           38.6430
                       4/12/07            1,500-           38.5133
                       4/10/07            1,100-           39.1091
                       4/09/07            1,300-           39.2000
           GABELLI FUNDS, LLC.
               GABELLI DIVIDEND & INCOME TRUST
                       4/09/07            1,000-           39.0470
               GLOBAL UTILITY & INCOME TRUST US UTILITIES
                       4/18/07            1,000-           38.7320

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.